Exhibit 99.1

LYDALL ANNOUNCES SHAREHOLDER RIGHTS PLAN

MANCHESTER, CT – June 23, 2009 – Lydall, Inc. (NYSE: LDL) today announced that its Board of Directors has adopted a Shareholder Rights Plan (“Rights Plan”) under which Lydall, Inc. (the “Company”) will issue a dividend of one Right for each outstanding share of the Company’s common stock held by shareholders of record as of the close of business on July 6, 2009.

Dale Barnhart, President and Chief Executive Officer, stated, “The Rights Plan was adopted to protect the interests of our shareholders and is designed to assure shareholders fair value in the event of a future unsolicited business combination or similar transaction involving the Company, and to reduce the likelihood that a potential acquirer would gain control of the Company by open market accumulation or other coercive takeover tactics without paying a premium for all of the Company’s shares. This is particularly important at this time due to the Company’s current low valuation as a result of the current economic environment and extraordinary volatility and uncertainty of market conditions, with the resulting significant decline in the Company’s stock price. The Rights Plan does not prevent the Board from considering or accepting an offer to acquire Lydall if the Board believes such action is in the best interests of the Company and its shareholders. It does, however, assure that all of the Company’s shareholders receive fair and equal treatment in the event of any action designed to gain control of Lydall without paying all shareholders a fair and appropriate control premium.”

Each Right will initially entitle shareholders to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company at a price of $20.00 per one-thousandth of a share, subject to adjustment. The Rights, however, are not immediately exercisable and will become exercisable only upon the occurrence of certain events. Under the Rights Plan, the Rights, with certain exceptions, will be exercisable only if a person or group acquires 15% or more of the Company’s common stock or announces a tender or exchange offer that could result in ownership by a person or group of 15% or more of the Company’s common stock. The Rights Plan has a term of three years, and the Rights will expire on June 22, 2012, unless earlier redeemed or exchanged by the Board of Directors.

A copy of the Shareholder Rights Plan and further details of the Rights Plan will be set forth in a Current Report on Form 8-K and Form 8-A that the Company expects to file with the Securities and Exchange Commission.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut. The Company, with operations in the U.S., France, The Netherlands and Germany and sales offices in the U.S., Europe, and Asia, focuses on manufacturing specialty engineered products for the thermal/acoustical and filtration/separation markets. For additional information, please visit www.lydall.com.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Lydall expects, believes or anticipates will or may occur in the future are forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties are discussed in Lydall’s filings with the United States Securities and Exchange Commission, including Lydall’s Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009.

For further information: Thomas P. Smith, Vice President, CFO and Treasurer 860-646-1233 www.lydall.com Email: investor@lydall.com

2